UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2006
INTER-TEL, INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Arizona (State or other jurisdiction of incorporation)	86-0220994 I.R.S. Employer Identification Number

1615 S. 52nd Street Tempe, Arizona (Address of principal executive offices)	85281 (Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 20, 2006, the board of directors (the “Board”) of Inter-Tel, Incorporated (the “Company”) approved a compensation policy for the recently formed advisory committee to the Board, effective for all meetings of the advisory committee. A copy of the Company’s complete revised director compensation schedule is attached hereto as Exhibit 10.1.
Item 2.02. Results of Operations and Financial Condition.
     The following information is being furnished pursuant to Item 2.02 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
     On April 24, 2006, Inter-Tel, Incorporated (the “Company”) issued a press release announcing financial results for the first fiscal quarter ended March 31, 2006 and comparing such results with the results for the first fiscal quarter ended March 31, 2005.
Use of Non-GAAP Financial Information
Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) included in the press release are accompanied by disclosures that are not prepared in conformity with GAAP. Management has determined that inclusion of these disclosures provides investors a meaningful presentation of the company’s operating results in addition to the GAAP disclosure. These non-GAAP condensed consolidated statements of operations are provided to enhance overall understanding of our current financial performance and how management views our operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. These non-GAAP disclosures and management’s rationale for providing them are as follows:
Legal settlement costs. Subsequent to December 31, 2005, the Company settled a legal matter that existed as of December 31, 2005. The Company recorded an accrual for the settlement amount and related fourth quarter legal fees as of December 31, 2005. The settlement plus costs and related fourth quarter legal fees totaled $1.6 million. Additional legal fees and costs totaling approximately $1.3 million were also recorded as period costs during the quarter ended March 31, 2006 relating to this matter. Such period costs included attorney’s fees and expenses related to the settlement recorded in the fourth quarter of 2005. Given the significance and unusual nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of our operating results.
FAS 123R. The reported Net Income for the quarter ended March 31, 2006 includes expenses related to the expensing of stock options and ESPP discounted stock purchases in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R “Share Based Payments,” which the Company adopted on January 1, 2006. The guidance on the impact of adopting SFAS No. 123R presumes that all unvested options and ESPP discounted stock purchases are equity awards and are accounted for based on the guidance provided in the FASB staff position FAS 123R-d. Given the significance and non-cash nature of these expenses relative to the operating results for the periods presented, this expense has been excluded from the non-GAAP presentation of our operating results herein. FAS 123R costs totaled $1.1 million in the quarter ended March 31, 2006.
2005 In-Process Research and Development (IPRD) Write-Off: For comparison, 2005 first quarter operating income included a write-off of IPRD costs of $2.6 million, which reduced net income by $2.6 million, or $0.09 per diluted share. This write-off reflected the in-process research and development costs associated with the Company’s Lake acquisition in March 2005. The IPRD write-off is not deductible for income tax purposes.
     A copy of the press release is hereby furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following Exhibits are furnished as part of this report:

Exhibit Number	Description
Exhibit 10.1	Director Compensation Schedule

Exhibit 99.1	Press release dated April 24, 2006 announcing results for the first fiscal quarter ended March 31, 2006, comparing such results with the results for the first fiscal quarter ended March 31, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED

Dated: April 24, 2006	By:	/s/ Kurt R. Kneip
Kurt R. Kneip Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Director Compensation Schedule

Exhibit 99.1	Press release dated April 24, 2006 announcing results for the first fiscal quarter ended March 31, 2006, comparing such results with the results for the first fiscal quarter ended March 31, 2005.